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                                                                   EXHIBIT 10.37

[iAsiaWorks, Inc. Logo]                              AsiaWorks, Inc.
                                                      U.S. HEADQUARTERS
                                                      2000 Alameda de las Pulgas
                                                      Suite 126
                                                      San Mateo, CA 94403
                                                      United States of America
                                                      Tel: 650.524.1790
                                                      Fax: 650.570.6405
                                                      www.iasiaworks.com


       iAsiaWorks
       Global Technology. Asian Focus.

Private & Confidential/Addressee Only

October 12, 2001

Dennis Muse
[ADDRESS INTENTIONALLY OMITTED]

Dear Dennis,

This letter sets forth the separation and severance agreement (the "Agreement") which iAsiaWorks, Inc. (the "Company") is offering to you to aid in your employment transition.

1.   Separation: Your last day of employment with the Company will be October
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     12, 2001, (the "Separation Date"). However, for purposes of this Agreement, and with respect to your Original Agreement (as defined herein), it is agreed that you have been terminated Without Cause and, other than as set forth in this Agreement, and would be entitled to all rights and privileges which that entails under the Original Agreement. Although you will no longer be an employee of the Company, following the Separation Date, the Board of Directors of the Company has requested and you have agreed, to remain as a member of the Company's Board of Directors.

2.   Accrued Salary and Vacation: On or before the Separation Date, the Company
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     will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

3.   Return of Company Property: Unless otherwise agreed, you must have returned
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     all Company Documents and Materials as provided in the Proprietary
     Information and Inventions Agreement which you have signed, including without limitation laptop computers, cell phones, calling cards, printers, fax machines, LCD projectors, security badges, office keys, and the like, and all Company documents (and copies of documents), including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). For the avoidance of doubt, the severance settlement, as below, being offered to you under the terms of this Agreement, is fully contingent upon your full compliance with the terms regarding Return of Company Property, as identified in this clause of this Agreement.




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4.   Settlement:
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     (a)  Severance. Your original employment agreement with the Company, dated
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          April 20, 2001, as amended (the "Original Agreement"), provided for no severance upon termination of employment with the Company outside of a Change of Control (as defined therein). You and the Company have each agreed, that because of the company's difficult financial condition, and in light of your recent contributions to the Company, the Company will pay you, as severance, the sum of money which is equivalent to two (2) months of your base wage in effect as of the "Effective Date", as defined in paragraph 16 below subject to standard payroll deductions and withholdings (the "Settlement Payment"). This amount will be paid in one (1) lump sum within two (2) calendar days of the "Effective Date" as defined in paragraph 16 below.

     (b)  Benefits. The Company agrees that it will pay all required premiums to
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          ensure continued health and dental benefits for you and your family from the Separation Date until, and including, December 31, 2001.

     (c)  Stock Grant. As has been approved by the Board of Directors of the
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          Company, you will be granted an option to purchase 200,000 shares of
          iAsiaWorks' common stock at the price in effect of time of approval (the "Option"). All shares of common stock covered by the Option shall be fully vested upon grant and shall be subject to and adjusted accordingly for stock splits and reverse splits.

5.   Stock Options; Stock Purchase: Your rights, if any, to purchase shares of
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     the Common Stock of the Company remain governed by and subject to the
     iAsiaWorks, Inc. 2000 Stock Incentive Plan Stock Option Agreement between you and the Company (the "Stock Option Agreement"). You must exercise any vested shares within one (1) calendar year of the Separation Date. Except as described herein, your right, if any, to exercise those shares which have vested as of the Separation Date shall be subject to and in accordance with the terms of the Stock Option Agreement(s). All terms of the Stock Option Agreement(s) remain in full force and effect. Similarly, your rights, if any under the iAsiaWorks, Inc., Employee Stock Purchase Plan continue to be governed by the documents governing said iAsiaWorks, Inc., Employee Stock Purchase Plan. .

6.   No Further Compensation: You acknowledge that, except as expressly provided
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     in this Agreement, you will not receive any additional salary, bonuses, vesting of stock options, stock,

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     commissions, other compensation, severance or benefits from the Company after the Separation Date; provided, however, that you may be eligible to receive additional compensation, in the form of cash or stock, for your continued service with the Company as a member of the Company's Board of Directors.

7.   Nondisparagement: You agree not to criticize, denigrate, or disparage the
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     Company, any of its employees, representatives, agents, officers, directors, subsidiaries, affiliated entities, business interests, pursuits, and products or services.

8.   Release of Claims: On behalf of yourself and your heirs and assigns, you
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     hereby forever release the Company and its owners, stockholders, parent corporation[s], affiliates, divisions, subsidiaries, assigns and affiliates, predecessors, successors, officers, managers, employees, insurers, representatives and agents from all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnity and obligation of every kind and nature, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to all claims based upon contract, tort or statute arising out of, based upon, or relating to your hire, offer letter, employment, remuneration or termination from employment with the Company, including any claims arising under Title VII of the Civil rights Act of 1964, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act ("ADEA"), as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act; as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code, as amended; and/or any other local, state or federal laws and regulations governing discrimination in employment, the payment of wages and benefits, and all other laws and regulations relating to employment. You acknowledge that your decision to sign this Agreement is knowing and voluntary. This Agreement does not apply to any claims of age discrimination under ADEA arising after the date you sign this Agreement, and does not apply to claims for unemployment insurance or workers' compensation benefits. This Agreement does not affect your rights, if any, under the Company's 401(k) plan; nor does is it affect your rights, or those of your eligible dependents, if any, to health care continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA). The Company, however, acknowledges and agrees that this release does not apply to, release, or in any way limit the Company's (including, but not limited to, its affiliates, subsidiaries, divisions, assigns, and insurers) obligation to indemnify you for any losses, judgments, settlement payments, attorneys' fees, court costs, or litigation expenses incurred or sustained by you as a direct or indirect result of, or arising out of, your employment with the Company or your service as a member of the Company's Board of Directors:
     (a) to the extent such indemnity is available under the Company's director's and officer's liability insurance policy (the Company acknowledges the

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     existence of policy # 473-14-94 entered into with National Union Fire
     Insurance Company of Pittsburgh, PA (an AIG company) and policy # ELU 81898-00 entered into with XL USA (Greenwich Insurance Company)), (b) to the extent such indemnity is authorized by the Company's articles or by-laws, and (c) to the extent permitted by law. The Company acknowledges and agrees that its obligation to indemnify you includes the obligation to advance to you reasonable attorneys' fees, court costs, and litigation expenses when and as such attorneys' fees and expenses are incurred by you in the defense of any claim, subpoena, investigation or civil or criminal action. Furthermore, notwithstanding anything to the contrary contained in this Agreement, the obligation to indemnify you and the terms of your Indemnification Agreement with the Company, dated April 23, 2001 (the "Indemnification Agreement"), shall remain in full effect so long as you continue to serve as a member of the Company's Board of Directors and/or you may be subject to litigation or a claim resulting from your service as an employee or member of the Company's Board of Directors.

9.   General Release. You expressly waive and release any and all rights and
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     benefits under Section 1542 of the Civil Code of the State of California
     (or any analogous law of any other state), which reads as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

     Furthermore, you and the Company agree and understand that if, hereafter, they discover facts different from or in addition to those which they now know or believe to be true, the waivers contained within this Agreement shall be and remain effective in all respects.

10.  Right to Advice of Counsel: You have the right to consult with a lawyer so
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     that you are fully aware of your rights and obligations under this
     Agreement.

11.  Non-Admission. Nothing contained in this letter shall constitute or be
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     treated as an admission by you or the Company of liability, of any wrongdoing, or of any violation of law.

12.  Confidential Information and Invention Assignment Agreement;
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     Non-Solicitation of Company Employees. At all times in the future, you will
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     remain bound by the Company's Proprietary Information and Inventions
     Agreement. It is a condition of your eligibility for benefits under this Agreement that you have signed and delivered to the Company the Proprietary Information and Inventions Assignment Agreement. You understand and agree, pursuant to Section F of the

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     Proprietary Information and Inventions Agreement, that during the term of your employment and for one (1) year thereafter, you will not encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company, and that as part of this restriction, you agree not to interview or provide any input to any third party regarding any such person during the period in question.

13.  Sole Agreement. You agree that this Agreement, in addition to the
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     Proprietary Information and Inventions Assignment Agreement, the
     Indemnification Agreement and the Stock Option Agreement, constitutes an integration of the entire understanding and agreement between you and the Company with respect to the matters referred to in this Agreement, the Proprietary Information and Inventions Assignment Agreement, the Indemnification Agreement and the Stock Option Agreement. Any representation, promise or condition, whether written or oral, between you and the Company with respect to the matters referred to in this Agreement, which is not specifically incorporated in this Agreement shall not be binding upon either you or the Company and both you and the Company acknowledge that neither you nor the Company have relied, in entering into this Agreement, upon any representations, promises or conditions not specifically set forth in this Agreement, the Proprietary Information and Inventions Assignment Agreement and the Stock Option Agreement. No prior oral or written understanding, covenant or Agreement between you and the Company, including the Original Agreement, with respect to matters referred to in this Agreement, shall survive the execution of this Agreement; provided, however, that Original Agreement may be revived under limited circumstances pursuant to Paragraph 14 herein. Both you and the Company assume the risk of any misrepresentation, concealment or mistake, and if either you or the Company should subsequently discover that any fact relied upon in entering into this Agreement was untrue, or that any fact was concealed, or that the understanding of the facts was incorrect, neither you nor the Company will be entitled to set aside this Agreement by reason thereof.

14.  Condition to Mutual Release of Claims. You and the Company agree that the
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     mutual release of claims in Paragraph 8 is conditioned upon your receipt and retention of the Settlement Payment and other consideration as contemplated by this Agreement. Specifically, if, and only if, you are compelled by a judgment or order of a court of competent jurisdiction or in good faith settlement demand to disgorge, return, or pay over to the Company or any third-party (if such payment is directly related to the Settlement Payment) any portion of the Settlement Payment, including but not limited to any right of repayment arising by operation of any law relating to avoidable transfers made by those who are the object of any bankruptcy, receivership, or insolvency proceeding, including any assignment for the benefit of creditors, any reorganization case under the bankruptcy laws or any successor thereto ("Bankruptcy"). The parties agree that if the releases herein become ineffective, the Company shall once again recognize the Original Agreement and it shall once again take precedence over this Agreement, which shall be deemed

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     null and void. Additionally, you shall be free to pursue any and all claims against the Company in either litigation or by way of arbitration (unless those claims are required to be brought in bankruptcy court) and shall be entitled to claim any amounts due under the Original Agreement.

15.  Time to Consider Agreement. You have up to twenty-one (21) calendar days
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     after receipt of this letter within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it.


16.  Revocation Period. You have seven (7) calendar days after you have signed
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     this Agreement during which time you may revoke this Agreement. If you wish to revoke this Agreement, you may do so by delivering a letter of revocation to Derrick Hansen at c/o iAsiaWorks, 2000 Alameda de las Pulgas, Suite 126, San Mateo, CA 94403, during the seven (7) calendar day revocation period. Because of this revocation period, you understand that the terms and conditions set forth in this letter shall not become effective or enforceable until the eighth (8th) calendar day after the date you sign this letter (the "Effective Date").

17.  Severability, Governing Law. If any provision of this Agreement is
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     determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

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If this Agreement is acceptable to you, please sign below and return the original to me. You may keep the enclosed copy.

I thank you for your efforts on behalf of iAsiaWorks, Inc. and wish you luck in your future endeavors.

Sincerely,

IASIAWORKS,INC.


By: /s/ Nicholas K. Pianim
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Name: Nicholas K. Pianim
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Title: CEO
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My agreement with the above terms is signified by my signature below.
Furthermore, I acknowledge that I have read and understand this letter, have been advised to discuss it with an attorney of my own choosing, and that I sign this release of all claims voluntarily, with and full appreciation.

Dated: 10/14/2001                        /s/ Dennis Muse
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                                                  Employee Name